UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2011

MEDICAL DESIGN STUDIOS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144596	26-0482524
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

204 Pinehurst Court Lexington, Kentucky		40505
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (502) 863-1893

108 Brant Court
Georgetown, Kentucky 40324
Former Name or Former Address,
if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Medical Design Studios, Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2011, Dennis Neclerio, the current President of Medical Design Studios, Inc. (the “Company”), resigned as an executive officer of the Company.  Also on August 1, 2011, the Company’s board of directors appointed Dennis B. Carter, the current sole member of the Company’s board of directors, to be the Company’s President.

Mr. Carter has not engaged in a related party transaction with the Company during the last two years, and Mr. Carter is the Company’s sole director and executive officer.

Dennis B. Carter, age 34, has been the Company’s sole director since August 2010.  Mr. Carter is currently the Assistant Athletic Director, Athletic Fundraising Coordinator and Athletic Facility Coordinator at Lexington Christian Academy in Lexington, Kentucky, where he has run the day-to-day operations of the school’s athletic department and coordinated its teams’ sporting events since June 2006.  Additionally, Mr. Carter has served as the associate head coach of the Academy’s boys basketball team and head coach of the junior varsity boys basketball team.  Mr. Carter was previously a teacher’s assistant at the Holmes Alternative School in Covington, Kentucky from August 2005 to May 2006, and Assistant to the Dean of Students at North Broward Preparatory School in Coconut Creek, Florida from August 2004 to August 2005, where he also coached basketball and other sports.  Mr. Carter earned a B.A. degree from North Kentucky University.

Mr. Carter received a one-time director’s fee of $1,000 as part of becoming a board member of the Company in August 2010.  He is also entitled to receive an additional one-time fee of $1,000 upon the closing of a merger of the Company or other change in control transaction.

There was no disagreement or dispute with the Company concerning the resignation of Dennis Neclerio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DESIGN STUDIOS, INC.

Date: August 1, 2011	By:	/s/ Dennis B. Carter
Dennis B. Carter
President